UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2020
Invitation Homes Inc.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1717 Main Street, Suite 2000
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(972) 421-3600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common stock, $0.01 par value	INVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 8, 2020, Invitation Homes Operating Partnership LP (the “Borrower”), a wholly owned subsidiary of Invitation Homes Inc. (the “Company”), entered into the Amended and Restated Revolving Credit and Term Loan Agreement (the “New Credit Agreement”) with the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent. The New Credit Agreement provides for senior unsecured credit facilities (together, collectively, the “New Credit Facility”) consisting of:
• a $1,000.0 million revolving credit facility (the “Revolving Credit Facility”), which will mature on January 31, 2025, with two six-month extension options, subject to certain conditions; and
• a $2,500.0 million term loan facility (the “Term Loan Facility”), which will mature on January 31, 2025, with two six-month extension options, subject to certain conditions.
The Revolving Credit Facility also includes borrowing capacity available for letters of credit subject to certain sublimits. The New Credit Agreement also includes the option to enter into additional incremental credit facilities (including an uncommitted incremental facility that provides the Borrower with the option to increase the size of the Revolving Facility and/or the Term Loan Facility such that the aggregate amount of the New Credit Facility, together with all such incremental facilities, does not exceed at any time $4,000.0 million), subject to certain limitations.
The Revolving Credit Facility replaces the Company’s existing $1,000.0 million revolving credit facility, which had no balance drawn as of the date of effectiveness of the New Credit Agreement. Proceeds from the Term Loan Facility and excess cash on hand were used to fully repay the existing $1,500.0 million term loan facility that was due to reach final maturity on February 6, 2022, fully repay the $731.0 million principal balance of the SWH 2017-1 securitization due to reach final maturity on January 9, 2023, and voluntarily prepay higher-cost classes of certificates of various securitizations due to reach final maturity between March 9, 2025 and January 9, 2026.
Interest Rate and Fees
Borrowings under the New Credit Agreement bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) a LIBOR rate determined by reference to the Bloomberg LIBOR rate (or comparable or successor rate) for the interest period relevant to such borrowing or (b) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) the LIBOR rate that would be payable on such day for a LIBOR rate loan with a one-month interest period plus 1.00%. The margin is based on a total leverage based grid. The margin for the Revolving Credit Facility ranges from 0.50% to 1.15%, in the case of base rate loans, and 1.50% to 2.15%, in the case of LIBOR rate loans. The margin for the Term Loan Facility ranges from 0.45% to 1.15%, in the case of base rate loans, and 1.45% to 2.15%, in the case of LIBOR rate loans. The margin as of the date of effectiveness of the New Credit Agreement is (1) in respect of the Revolving Credit Facility, 0.70%, in the case of base rate loans, and 1.70%, in the case of LIBOR rate loans and (2) in respect of the Term Loan Facility, 0.65%, in the case of base rate loans, and 1.65%, in the case of LIBOR rate loans. In addition, upon the Borrower’s receiving an investment grade rating on its non-credit enhanced, senior unsecured long term debt of BBB- or better from Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or Baa3 or better from Moody’s Investors Service, Inc. (an “Investment Grade Rating Event”), the Borrower may elect to convert to a credit rating based pricing grid. The New Credit Agreement also includes a sustainability component whereby the Revolving Credit Facility pricing can improve upon the Company’s achievement of certain sustainability ratings, determined via an independent third-party evaluation.
The Borrower is also required to pay a facility fee to the lenders in respect of the unutilized commitments thereunder at a rate of either 0.30% or 0.20% per annum, depending on the level of usage, as well as customary letter of credit fees. Upon converting to a credit rating pricing based grid, the unused facility fee will no longer apply and the Borrower will be required to pay a facility fee ranging from 0.10% to 0.30%, as well as customary letter of credit fees.
Prepayments
The Borrower is permitted to voluntarily repay amounts outstanding under the New Credit Facility at any time without premium or penalty, subject to the payment of customary “breakage” costs in the case of the prepayment of LIBOR loans. Borrowings under the Revolving Credit Facility may be reborrowed until the final maturity date thereof, however, once borrowings under the Term Loan Facility are repaid, no further borrowings will be permitted under the Term Loan Facility.
Amortization
The New Credit Facility has no required amortization payments prior to the final maturity date.

Guarantees
The obligations under the New Credit Facility are guaranteed on a joint and several basis by each direct and indirect domestic wholly owned subsidiary of the Borrower that owns, directly or indirectly, unencumbered assets (the “Subsidiary Guarantors”), subject to certain exceptions. These guarantees will be automatically released upon the occurrence of certain events, including if the applicable Subsidiary Guarantor is no longer a direct owner of an unencumbered asset. In addition, the Company and its subsidiaries may be required to provide a guarantee of the New Credit Facility under certain circumstances, including if the Company does not maintain its qualification as a real estate investment trust.
Certain Covenants and Events of Default
The New Credit Agreement contains certain customary affirmative and negative covenants and events of default. Subject to certain exceptions, such covenants restrict the ability of the Borrower, the Subsidiary Guarantors and their respective subsidiaries to, among other things:
• engage in certain mergers, consolidations or liquidations;
• sell, lease or transfer all or substantially all of their respective assets;
• engage in certain transactions with affiliates;
• make changes to the Borrower’s fiscal year or change the method of determining fiscal quarters;
• make changes in the nature of the business of the Borrower and its subsidiaries; and
• incur additional indebtedness on a pari passu basis with the New Credit Facility.
The New Credit Agreement also requires the Borrower, on a consolidated basis with its subsidiaries, to maintain a (i) maximum total leverage ratio, (ii) maximum secured leverage ratio, (iii) maximum unencumbered leverage ratio, (iv) minimum fixed charge coverage ratio, (v) minimum unsecured interest coverage ratio and (vi) maximum secured recourse leverage ratio.
If an event of default occurs, the lenders will be entitled to take various actions, including the acceleration of amounts due under the New Credit Agreement.
The foregoing summary of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
From time to time, the Company has had customary commercial and/or investment banking relationships with affiliates of Bank of America, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, BBVA USA, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., Credit Suisse AG New York Branch, Goldman, Sachs Bank USA., Keybanc Capital Markets, Inc., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., RBC Capital Markets, LLC, Wells Fargo Bank, National Association, KeyBank National Association, Royal Bank of Canada, the Bank of Nova Scotia, Bank of Montreal, BMO Harris Bank, N.A., BNP Paribas, Capital One, National Association, Regions Bank, US Bank, N.A., The Bank of New York Mellon, Comerica Bank, PNC Bank, National Association, First Financial Bank, and/or certain of their affiliates.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 8, 2020, by and among Invitation Homes Operating Partnership LP, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent and the other parties party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
	Date:	December 9, 2020